UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2015

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.             Regulation FD Disclosure.

In March 2015, Starwood Property Trust, Inc. (the “Company”) entered into agreements to acquire a portfolio of nine office properties and one residential property located in Dublin, Ireland.  The completion of the acquisition of this portfolio is subject to the Company’s entrance into definitive agreements to acquire three additional office properties also located in Dublin. The aggregate purchase price for all 13 properties, which collectively comprise approximately 630,000 square feet, is approximately €452.5 million. The portfolio is located in prime locations in Dublin’s central business district.  As of March 31, 2015, the portfolio was 99.9% leased and the office properties were leased primarily to multinational and government tenants and had a weighted average lease term of 6.2 years. The transaction was sourced by Starwood Capital Group’s acquisitions professionals in Europe and expands the Company’s core-plus equity investment strategy, which complements the Company’s primary business segments and is focused on high quality, well-occupied real estate assets with strong tenant rosters, using only modest leverage. Starwood Capital Group has been invested in the greater Dublin market for over two years.

In connection with these transactions, the Company expects to obtain a five-year, €294 million unsecured term loan from an affiliate of Morgan Stanley & Co. LLC, the proceeds of which the Company anticipates using to finance a portion of the aggregate purchase price for the properties. In addition to the requirement to enter into definitive agreements for the three additional properties described above, the acquisition of the initial portfolio is (and the acquisition of the three additional properties would be) subject to customary closing conditions. The Company expects to complete all of the acquisitions in the second quarter of 2015, although there can be no assurance that it will be able to enter into definitive agreements for the additional three properties, that it will be able to obtain the term loan described above or that any of the acquisitions will be completed on the terms described or at all.

The information contained in this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section.  Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2015	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel